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                                  EXHIBIT 5.1



                                                  LEE F. BENTON
                                                  DIRECT: (650) 843-5017
                                                  INTERNET: bentonlf@cooley.com



September 24, 1997




Truevision, Inc.
2500 Walsh Avenue
Santa Clara, CA  95051


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Truevision, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 1,215,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), pursuant to the Company's Amended 1988 Incentive Stock Plan and the Company's Amended and Restated 1991 Director Option Plan (together, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related prospectuses, your Certificate of Incorporation and Bylaws and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock, when sold and issued in accordance with the Plans, the Registration Statement and the related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

Cooley Godward LLP



By: /s/ Lee F. Benton
   --------------------------
         Lee F. Benton